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                                                                    Exhibit (j)

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 45 to the registration statement on Form N-1A ("Registration Statement") of our report dated August 15, 2007, relating to the financial statements and financial highlights which appear in the June 30, 2007 Annual Report to Shareholders of the Natixis Cash Management Trust - Money Market Series (formerly IXIS Cash Management Trust - Money Market Series), the only series of Natixis Cash Management Trust (formerly IXIS Advisor Cash Management Trust), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Performance" and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
August 23, 2007